UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009

FNDS3000 CORP

(Exact name of registrant as specified in its charter)

Delaware	333-138512	51-0571588
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

818 A1A North, Suite 201

Ponte Vedra Beach, Florida 32082

(Address of principal executive offices)

(904) 273-2702

(Registrant’s telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Law Offices of Stephen M. Fleming PLLC

110 Wall Street, 11th Floor

New York, New York 10005

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 8.01	Other Events.

On May 14, 2009, FNDS3000 Corp (the “Company”) and Atlas Merchant Services LLC, a Nevada limited liability company (“Atlas LLC”) entered into a Settlement/Membership Interest Purchase Agreement (the “Gerber Settlement Agreement”) with Victor F. Gerber (“Mr. Gerber”) and Atlas Merchant Services, Inc., a Georgia corporation (“Atlas Inc.” and together with Mr. Gerber, the “Gerber Parties”) pursuant to which the Company and the Gerber Parties agreed to the following:

•

In consideration for the sale of the all of the outstanding membership interests of Atlas LLC by the Company to Atlas Inc., all obligations under that certain Asset Purchase Agreement, dated June 30, 2008, by and between the Company and Atlas Inc. (the “Purchase Agreement”) are terminated and neither party shall have any further obligation or liability under the Purchase Agreement.

•

In consideration for the payment of $30,000 by the Company to the Gerber Parties, that certain employment agreement, dated July 1, 2008, by and between the Company and Mr. Gerber (the “Gerber Employment Agreement”) is terminated and neither party shall have any further obligation or liability under the Gerber Employment Agreement.

•

Atlas Inc. and Mr. Gerber agreed that they are selling their entire equity ownership of the Company to Sherington Holdings, LLC, a significant investor in the Company. Raymond Goldsmith, the Chairman of the Company, is the Chairman and CEO of Sherington Holdings, LLC. The Company waived any right of first refusal it may have pursuant to the Purchase Agreement in connection with such sale.

•

Mr. Gerber and Company agreed that they would enter into a consulting agreement, effective July 1, 2009, pursuant to which Mr. Gerber will provide consulting services to the Company in consideration for five thousand dollars ($5,000.00) per month. The initial term of this consulting agreement shall be through December 31, 2009 but either party may terminate for any reason whatsoever on or after October 31, 2009.

•

The Company agreed that in the event that as of October 30, 2009, the market value of the Company’s common stock is less than $0.43 per share, the Company shall promptly deliver to Mr. Gerber an amount equal to the Shortfall. The “Shortfall” shall mean the excess of $0.43 over the market value of the Company’s common stock multiplied by 883,721. The market value of the Company’s common stock is the average publicly trade price on the Over-the-Counter Bulletin Board for the ten business days ending October 30, 2009.

•

The Company agreed that for a period of one year from the date of the Gerber Settlement Agreement, it will not solicit any customer of Atlas Inc. for the purpose of offering the following services to such customers: (1) processing merchant transactions through third party processors (2) processing cash advances to merchants or (3) providing GVPN services.

•	Each of the parties mutual released the other party from all claims except as set forth in the Gerber Settlement Agreement.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached an exhibit to this Current Report on Form 8-K. Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable

(b)	Proforma Financial Information (to be filed by amendment)

(c)	Shell company transactions

Not applicable

(d)	Exhibits

Exhibit Number	Description
99.1	Settlement/Membership Interest Purchase Agreement, dated May 14, 2009, by and between FNDS3000 Corp, Victor Gerber, Atlas Merchant Services, Inc. and Atlas Merchant Services LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNDS3000 CORP

Date: May 14, 2009	/s/ John Hancock
John Hancock
Chief Executive Officer